POWER OF ATTORNEY

The undersigned hereby appoints each of Mark A. Redman and Edwin L. Herbert, signing singly, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:
(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5 and all other forms that may be required to be filed by the undersigned from time to time under Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, with respect to Asset Acceptance Capital Corp. (the
"Company");
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such forms and timely file such forms with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or any other forms under Section 16(a) of the Securities Exchange Act of 1934 with respect to the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 8, 2008.

/s/ DARIN B. HERRING
Darin B. Herring